UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-249833	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2023, Crown Electrokinetics Corp. (the “Company”) entered into a Line of Credit Agreement (the “Line of Credit”) with a lender (“Lender”) pursuant to which Lender extended to the Company a secured line of credit in an amount not to exceed $100,000,000, to be used to fund expenses related to the fulfillment of contracts with customers of the Company’s wholly-owned subsidiary, Crown Fiber Optics Corp. Lender will consider requests for advances under the Line of Credit until February 2, 2024, unless the Line of Credit is extended for one or two additional years in accordance with its terms. The Line of Credit contains standard representations and warranties by the Company and Lender.

Loans made under the Line of Credit shall be evidenced by a Secured Promissory Note issued by the Company to Lender (the “Promissory Note”), and shall be due and payable 60 days after such loan is funded to the Company. Lender will receive a security interest in the Company’s Collateral (as defined in the Line of Credit). The Promissory Note does not bear interest. The Promissory Note evidencing the initial $2,000,000 advance is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price per share of $0.50, subject to adjustment under certain circumstances described in the Promissory Note. Promissory Notes evidencing future advances, if any, shall only be convertible into common stock upon the declaration of an event of default under such note.

Simultaneously with entering into the Line of Credit, the Company drew $2,000,000 under such Line of Credit.

In consideration for entering in the Line of Credit, the Company has agreed to issue to Lender 5,000 shares of the Company’s newly-created Series E Preferred Stock (the “Series E Preferred Stock”) and issue a warrant to purchase 45,000 shares of the Company’s Series E Preferred Stock (the “Warrant”). An additional 5,000 shares of Series E Preferred Stock shall be issued on the first and second anniversary of the date of the Line of Credit, provided if the Company does not elect to extend the Line of Credit for an additional one or two years in accordance with the terms of such Line of Credit, such additional 5,000 shares of Series E Preferred Stock shall be immediately issued to Lender.

The Warrant is exercisable for five years to purchase an aggregate of 45,000 shares of Series E Preferred Stock at an exercise price of the greater of (i) $0.50 or (ii) the Nasdaq official closing price as of the Trading Day immediately prior to the time of issuance of the Warrant, in either case multiplied by 1,000, and subject to adjustment under certain circumstances described in the Warrant.

The information set forth in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” relating to the Series E Preferred Stock is incorporated by reference herein in its entirety. The foregoing description of the Line of Credit, the Series E Preferred Stock, the Warrant and the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Line of Credit, the Series E COD (as defined below), the Warrant and the Promissory Note, a copy of each of which is filed as Exhibit 10.2, Exhibit 3.2, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement.” Relating to the Line of Credit and the Note is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” and “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” relating to the issuance of the Series E Preferred Stock, the Promissory Notes and the Warrant is incorporated by reference herein in its entirety. The Promissory Note and Warrant were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Lender is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series D Preferred Stock

On February 1, 2023, the Company filed Amendment No. 1 to the Certificate of Designations, Preferences and Rights of its Series D Preferred Stock (as amended, the “Series D COD”). The amendment amends the conversion price of the Company’s Series D Preferred Stock from $1.30 to $0.50. The Series D COD is otherwise unchanged.

Series E Preferred Stock

On February 1, 2023, the Company filed a Certificate of Designations, Preferences and Rights of the Series E Preferred Stock with the Secretary of State of the State of Delaware (the “Series E COD”) in connection with the Line of Credit. The Series E COD establishes the rights of the shares of Series E Preferred Stock.

Holders of Series E Preferred Stock are entitled to receive when, as and if dividends are declared and paid on the Company’s Common Stock an equivalent dividend (with the same dividend declaration date and payment date), calculated on an as-converted basis without regard to the Beneficial Ownership Limitation (as defined in the Series E COD). Each share of Series E Preferred Stock is convertible into 1,000 shares of Common Stock at the option of holders of the Series E Preferred Stock. Except as otherwise required by the Delaware General Corporation Law or as provided below, the Series E Preferred Stock does not have voting rights. As long as any shares of Series E Preferred Stock are outstanding, in addition to any other requirement of the Delaware General Corporation Law, the Company will not, without the affirmative vote of the of a majority of the then-outstanding shares of the Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend the Series E COD, (b) amend its Certificate of Incorporation or other charter documents in any manner that materially adversely affects any rights of the holders of Series E Preferred Stock or (c) enter into any agreement with respect to any of the foregoing. The Series E Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Holders of Series E Preferred Stock are prohibited from converting shares of Series E Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 4.99% and thereafter adjusted by the holder to a number between 4.99% and 9.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. In addition, in the event a conversion of Series E Preferred Stock would result in the holder owning more than 19.99% of the Company’s outstanding shares of Common Stock, the number of shares of Common Stock that may be issued upon such conversion of Series E Preferred Stock, shall be limited to 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”), unless stockholder approval is obtained by the Company to issue a number of shares of Common Stock exceeding the Exchange Cap; provided, that the holder is restricted from effecting multiple conversions that result in the issuance of Common Stock in excess of the Exchange Cap, so long as at no time does the holder beneficially own shares of Common Stock in excess of the Exchange Cap.

The foregoing description of the Series D Preferred Stock and the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series E COD and Series E COD, a copy of each of which is filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 3, 2023, the Company issued a press release announcing the Line of Credit. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to Series D Preferred Stock Certificate of Designations, Preferences and Rights
3.2	Series E Preferred Stock Certificate of Designations, Preferences and Rights
4.1	Form of Warrant, issued by the Company to Lender
4.2	Form of Promissory Note, issued by the Company to Lender
10.1	Form of Line of Credit Agreement, dated February 2, 2023, between the Company and Lender
99.1	Press release dated February 1, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

February 3, 2023	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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